EXHIBIT 32
CERTIFICATION
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350
      The certification set forth below is being submitted in connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. §1350.
      Dominic J. Pileggi, the Chief Executive Officer, and Kenneth W. Fluke, the Chief Financial Officer, of Thomas & Betts Corporation (the “Corporation”), each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.
      Dated this 27th day of February, 2006.

/s/ Dominic J. Pileggi _________________________________________ Dominic J. Pileggi
President and Chief Executive Officer

/s/ Kenneth W. Fluke _________________________________________ Kenneth W. Fluke
Senior Vice President and
Chief Financial Officer